Household Consumer Loan Trust, 1996-1
Series 1996-1 Owner Trust Calculations
Due Period Ending	Jul 31, 2002
Payment Date	Aug 15, 2002

Calculation of Interest Expense

Index (LIBOR)	1.838750%
Accrual end date, accrual beginning date and days in Interest Period	Aug 15, 2002 Jul 15, 2002 31
	Class A	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	38,148,014.17	49,000,000.00	4,900,000.00	13,323,417.41
Previously unpaid interest/yield	0.00	0.00	0.00
Spread to index	0.22%	0.60%	1.00%
Rate (capped at 13%, 15%, 16%)	2.058750%	2.438750%	2.838750%
Interest/Yield Payable on the Principal Balance	67,629	102,902	11,978
Interest on previously unpaid interest/yield	0	0	0
Interest/Yield Due	67,629	102,902	11,978
Interest/Yield Paid	67,629	102,902	11,978

Summary

Beginning Security Balance	38,148,014	49,000,000	4,900,000	13,323,417
Beginning Adjusted Balance	38,148,014	49,000,000	4,900,000
Principal Paid	6,668,232	0	0	23,417
Ending Security Balance	31,479,782	49,000,000	4,900,000	13,321,952
Ending Adjusted Balance	31,479,782	49,000,000	4,900,000
Ending Certificate Balance as % Participation Interest Invested Amount			0
Targeted Balance	51,324,902	47,722,495	2,177,055
Minimum Adjusted Balance		49,000,000	4,900,000	13,300,000
Certificate Minimum Balance			2,991,057
Ending OC Amount as Holdback Amount				13,321,952
Ending OC Amount as Accelerated Prin Pmts				0

Beginning Net Charge offs	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.1059356	$0.7552715	$0.4705473
Principal Paid per $1000	$10.4452258	$0.0000000	$0.0000000